UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2011

ACTUANT CORPORATION
(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 W. Silver Spring Drive
Butler, Wisconsin 53007

Mailing address:  P.O. Box 3241, Milwaukee, Wisconsin  53201
____________________________________________________
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (414) 352-4160
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 14, 2011, Actuant Corporation (the “Company”) held its Annual Meeting of Shareholders. At the Annual Meeting, the shareholders voted on the following proposals:

1.           The shareholders voted for the election of the following directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

	For	Withheld
Robert C. Arzbaecher	59,264,549	2,313,815
Gurminder S. Bedi	56,349,783	5,228,581
Gustav H.P. Boel	60,703,278	875,086
Thomas J. Fischer	60,327,470	1,250,894
William K. Hall	60,443,848	1,134,516
R. Alan Hunter, Jr.	60,846,277	732,087
Robert A. Peterson	56,311,248	5,267,116
Holly A. Van Deursen	56,350,849	5,227,515
Dennis K. Williams	56,311,654	5,266,710

There were 2,270,669 broker non-votes and no abstentions on this proposal.

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was approved by a vote of 61,501,403 for, 2,274,424 against, no broker non-votes and 73,206 abstentions.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: January 21, 2011
/s/ Andrew G. Lampereur
Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer